Exhibit 21.1
EDUCATION REALTY TRUST, INC.
LIST OF SUBSIDIARIES

109 Tower FL LLC	EDR State College Limited Partnership
28th and Aurora at Boulder LLC	EDR State College, Inc.
3949 Lindell, LLC	EDR State College, LLC
1313 5th Street MN Holdings LLC	EDR Statesboro, LLC (Inactive)
1313 5th Street MN Owner LLC	EDR Stillwater Limited Partnership
Anderson Road Lafayette LLC	EDR Stillwater, Inc.
Anderson Road Oxford LLC	EDR Stillwater, LLC
Blacksburg VA Housing LLC	EDR Storrs LLC
Cape Place (DE), LLC (Inactive)	EDR Storrs II LLC
Carrollton Place, LLC	EDR Storrs IC LLC
Centre Lubbock TX LLC	EDR Syracuse Campus West LLC
Chapel Hill Durham NC GP LLC	EDR Syracuse, LLC
Chapel Hill Durham NC LP	EDR Tallahassee I, LLC
Commons on Bridge TN Limited Partnership	EDR Tallahassee Limited Partnership
Commons on Bridge TN LLC	EDR Tallahassee, Inc.
Cottages W. Lafayette IN LLC	EDR Tallahassee, LLC
CV East Lansing MI LLC	EDR Technology LLC
District on Apache Tempe AZ LLC	East Edge Tuscaloosa LLC
District on 5th Tucson AZ LLC	EDR Tuscaloosa LLC
EDR Athens I, LLC	Education Realty OP GP, Inc.
EDR Austin LLC	Education Realty OP Limited Partner Trust
EDR Berkeley LLC	Education Realty Operating Partnership, LP
EDR Berkeley LP	Fifth Street MN LLC
EDR Boise LLC	Fort Greene Brooklyn NY LLC (Inactive)
EDR Carbondale, LLC	GM Westberry LLC
EDR Cayce Manager, Inc. (Inactive)	Icon Columbia SC LLC (Inactive)
EDR Cayce, LLC (Inactive)	Irish Row at Vaness LLC
EDR Charlottesville LLC	Land Developer LLC
EDR Charlottesville Jefferson LLC	Lansing Properties I, LLC
EDR Charlottesville Wertland LLC	Lansing Housing Manager LLC
EDR Columbia Limited Partnership	Lemon Street Tempe AZ LLC (Inactive)
EDR Columbia, Inc.	Louisville KY Housing Member LLC
EDR Columbia, LLC	Louisville KY Housing Manager LLC
EDR Development LLC	Province Kent OH LLC
EDR Employment Resources, LLC	RH Blacksburg, LLC
EDR Fund GP, Inc.	Retreat at Blacksburg, LLC
EDR Gainesville GP, LLC	Renaissance Knoxville TN Inc.
EDR Gainesville Limited Partnership	Retreat at Louisville LLC
EDR Green Link, Inc.	Retreat at State College LLC
EDR Greensboro, LLC	River Place (DE), LLC
EDR Investment Advisor Inc.	San Marcos Student Housing Manager LLC
EDR Investment Fund, LP	San Marcos TX Student Housing LLC
EDR Knoxville Limited Partnership	San Marcos Student Housing Owner LLC (Inactive)
EDR Knoxville, Inc.	State College Housing LLC
EDR Knoxville, LLC	Stillwater Student Housing Manager LLC
EDR Lexington I LLC	Stillwater Student Housing Owner LLC
EDR Lexington II LLC	Stinson at Norman, LLC
EDR Lexington III LLC	Storrs Lodges LLC
EDR Lexington IV LLC	Storrs Lodges Manager LLC
EDR Lexington V LLC	Suites Lubbock TX LLC
EDR Lexington VI LLC	The Province Greenville NC LP
EDR Lexington VII LLC	The Province Greenville NC GP LLC
EDR Lexington VIII LLC	University Towers OP GP, LLC
EDR Lexington XI LLC (Inactive)	University Towers Operating Partnership, LP
EDR Limpar, LLC	University Towers Raleigh Services, LLC

EDR Management Inc.	University Village - Greensboro, LLC
EDR Manager, LLC	University Village Towers, LLC
EDR OP Development LLC	University Village Towers, LP
EDR Orlando Limited Partnership	Varsity Ann Arbor Equity Partners, LLC (Inactive)
EDR Orlando, Inc.	Varsity Ann Arbor MI LLC (Inactive)
EDR Orlando, LLC	Varsity at Ann Arbor, LLC
EDR Oxford, LLC	West Clayton Athens GA Holdings, LLC
EDR Phoenix/Summa West LLC	West Clayton Athens GA Owner, LLC
EDR Phoenix LLC	West Clayton GA LLC